UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2016
Commission File Number: 001-36261

CHC Group Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	98-0587405
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
190 Elgin Avenue
George Town
Grand Cayman, KY1-9005
Cayman Islands
(Address of principal executive offices, zip code)
(604) 276-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On April 26, 2016, Jonathan Lewis and Jeffrey K. Quake informed CHC Group Ltd. (the “Company”) that they were resigning from the board of directors of the Company and all committees thereof, with immediate effect. Mr. Lewis served on the Audit Committee, Compensation Committee and the Health, Safety and Compliance Committee. Mr. Quake served on the Compensation Committee. Neither of these resignations was a result of a disagreement with management.

On April 26, 2016, the Company entered into a Resignation and Release Agreement (the “Release”) with Jeffrey K. Quake. A copy of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Subsequently, CD&R CHC Holdings, L.P. (“CD&R”) agreed to modify its director appointment rights such that CD&R will have the right to appoint three directors for so long as there are fewer than nine directors occupying seats on the board, pursuant to the Shareholders’ Agreement, dated as of October 30, 2014, among the Company, CD&R and the other parties thereto.

The other material terms of such Shareholders’ Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission (or the SEC) on August 27, 2014 and are incorporated herein by reference. A copy of the Shareholders’ Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2014 and is also incorporated herein by reference.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above is incorporated by reference in this Item 5.02.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Resignation and Release Agreement for Jeffrey K. Quake

This information, and the information provided under Item 9.01 (including Exhibit 99.1) shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2016

/s/ Hooman Yazhari
Name: Hooman Yazhari
Title: Senior Vice President, Legal and Administration